Exhibit 4.2

I-Mab 天境生物

Number	Ordinary Shares

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

The authorized share capital of the Company is US$80,000 divided into 800,000,000 ordinary shares of a par value of US$0.0001 each.

THIS IS TO CERTIFY THAT                                          IS THE REGISTERED HOLDER OF                      ORDINARY SHARES IN THE ABOVE-NAMED COMPANY SUBJECT TO THE MEMORANDUM AND ARTICLES OF ASSOCIATION THEREOF.

EXECUTED ON BEHALF OF THE SAID COMPANY OF THE                          DAY OF                              2020 BY:

DIRECTOR